EXHIBIT 23(b)

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report of Form 10-K for the year ended December 31, 1997. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.

                              /s/  RYDER SCOTT COMPANY
                                    PETROLEUM ENGINEERS

                                   RYDER SCOTT COMPANY
                                    PETROLEUM ENGINEERS

Houston, Texas
March 17, 1998